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EXHIBIT 10.15

                            FIRST AMENDMENT TO LEASE
                            ------------------------


         THIS FIRST AMENDMENT TO LEASE (this "Amendment") is entered into as of SEPTEMBER 3, 2003, by and between TRANSWESTERN HOHOKAM, L.L.C., a Delaware limited liability company ("LANDLORD"), and CPI DEVELOPMENT, INC., a California corporation ("Tenant").

                                    RECITALS:
                                    ---------

         A. Landlord and Tenant entered INTO THAT CERTAIN LEASE dated July 6, 1999, as amended by that certain _____________________________________________
dated ____________________ (collectively, the "LEASE") for approximately 2,216 square feet of rentable area (the "PREMISES") on the first floor of the building located at 1403 West 10th Place, Tempe, Arizona, commonly known as Hohokam Commerce Center (the "BUILDING").

         B. The term of the Lease is scheduled to expire on August 31, 2003.

         C. Tenant desires to extend the term of the Lease to August 31, 2004.

         D. Landlord and Tenant desire to amend the Lease on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of THE mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree to amend the Lease as follows:

         1. EXTENSION OF TERM. The term of the Lease is hereby extended for a period of one year and no months commencing on September 1, 2003 (the "EXTENSION TERM COMMENCEMENT DATE") and expiring on August 31, 2004, unless sooner terminated as is otherwise provided in the Lease (the "EXTENSION TERM"). All of the terms and provisions of the Lease shall continue to apply with respect to the Extension Term, except as specifically modified herein.

         2. BASE RENT. During the Extension Term, Tenant shall pay to Landlord base rent in the manner and at the times set forth in Section 4(a) of the Lease and in the amounts hereinafter provided, without demand, deduction or setoff, except as expressly provided in the Lease. Base rent for the Extension Term shall be $19,200.00 per annum, payable in equal monthly installments of $1,600.00.

         3. ADDITIONAL RENT. During the Extension Term, Tenant shall pay Tenant's Pro Rata Share of Real Estate Taxes, Common Area Maintenance Costs and Insurance for each year on a net basis, and without regard to any base year or "stop".

         4. CONDITION OF PREMISES. Tenant acknowledges that it is leasing the Premises during the Extension Term in its "as is" condition, and that no agreements to alter, remodel, decorate, clean or improve the Premises or the Building have been made by Landlord or any party acting on Landlord's behalf.


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         5. BROKERS. Landlord and Tenant each represent and warrant to tint other that the only broker they have dealt with in connection with this Amendment is Transwestern Commercial Services, whose commission and fees shall be paid by Landlord pursuant to a separate written agreement. Landlord and Tenant each agree to defend, indemnify and hold the other harmless from and against all claims by any other broker for fees, commissions or other compensation to the extent such broker alleges to have been retained by the indemnifying party in connection with the execution of this Amendment. The provisions of this paragraph shall survive the expiration or sooner termination of the Lease.

         6. LIMITATION OF LANDLORD'S LIABILITY. The obligations of Landlord under the Lease as amended by this Amendment do not constitute personal obligations of the individual partners, members, ,directors, officers, shareholders, trustees or beneficiaries of Landlord, and Tenant shall not seek recourse against the partners, members, directors, officers, shareholders, trustees or beneficiaries of Landlord, or any of their personal assets for satisfaction of any liability with respect to the Lease as amended by this Amendment. In the event of any default by Landlord under the Lease as amended by this Amendment, Tenant's sole and exclusive remedy shall be against Landlord's interest in the Building and the real property on which it is located. The provisions of this paragraph are not designed to relieve Landlord from the performance of any of its obligations hereunder, but rather to limit Landlord's liability in the case of the recovery of a judgment against it, as aforesaid, nor shall any of the provisions of this paragraph be deemed to limit or otherwise affect Tenant's right to obtain injunctive relief or specific performance or availability of any other right or remedy which may be accorded Tenant by law or the Lease. In the event of sale or other transfer of Landlord's right, title and interest in the Building, Landlord shall be released from all liability and obligations thereafter accruing under the Lease as amended by this Amendment; provided, that this paragraph shall inure to the benefit of any such purchaser or transferee.

         7. MISCELLANEOUS. Except as modified herein, the Lease and all the terms and provisions thereof shall remain unmodified and in full force and effect as originally written. In the event of any conflict or inconsistency between the provisions of the Lease and the provisions of this Amendment, the provisions of this Amendment shall control, All terms used herein but not defined herein which are defined in the Lease shall have the same meaning for purposes hereof as they do for purposes of the lease. The Recitals set forth above in this Amendment are hereby incorporated by this reference. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective beneficiaries, successors and assigns.

         8. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by each of the undersigned on separate counterparts, which counterparts taken together shall constitute one and the same instrument.


                            (SIGNATURE PAGE FOLLOWS]

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         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.

                                           LANDLORD:

                                           TRANSWESTERN HOHOKAM, L.L.C., a
                                           Delaware limited liability company

                                           By: TRANSWESTERN INVESTMENT COMPANY,
                                               L.L.C., its agent


                                           By: /s/ Timothy E. McChesney
                                               ---------------------------------
                                               Name: Timothy E. McChesney
                                               Title: Senior Vice President


                                           TENANT:
                                           -------

                                           CPI DEVELOPMENT, INC., a California
                                           corporation

                                           By: /s/ Bob Christe
                                               ---------------------------------
                                               Name: Bob Christie
                                               Title: President


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